Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS BUSINESS HIGHLIGHTS AND
FIRST QUARTER 2020 FINANCIAL RESULTS

Conference Call and Webcast Scheduled for 5:00 p.m. Eastern Time

Brisbane, California, May 11, 2020 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported first quarter 2020 financial results and recent business highlights.

“I’m proud of how the Sangamo team has worked together through the unusual circumstances presented by the COVID-19 pandemic,” said Sandy Macrae, CEO of Sangamo. “While adhering to governmental workplace guidelines, we have sought to minimize disruptions to the progress of our research in the labs, our clinical trials, and our business development discussions. Importantly, Pfizer continues to target dosing a first patient in the Phase 3 hemophilia A gene therapy study in the second half of 2020, and we are working together to identify an opportunity to present additional data from the Phase 1/2 Alta Study. Our AAV manufacturing facility in Brisbane is expected to be operational by year end, and our cell therapy manufacturing units in Brisbane and in France in 2021. With the $350 million received from the recently closed Biogen collaboration, in addition to the $363 million in cash resources reported as of March 31st, we are moving ahead with significant balance sheet strength, and we are beginning to plan for resuming normal operations as shelter-in-place orders are lifted.”

Recent Highlights
•Closed collaboration agreement with Biogen for development of gene regulation therapies for Alzheimer’s, Parkinson’s, neuromuscular and other neurological diseases, receiving $225 million in stock sale proceeds and an additional $125 million upfront license fee.
•Executed a collaboration and exclusive global license agreement with UK cell conversion company Mogrify Ltd for Sangamo to develop allogeneic cell therapies from Mogrify’s proprietary induced pluripotent stem cells (iPSCs) cell conversion technology using Sangamo’s zinc finger protein (ZFP) gene-engineered chimeric antigen receptor regulatory T cell (CAR-Treg) platforms. This collaboration may have the potential to accelerate the development of scalable and accessible CAR-Treg cell therapies for the treatment of inflammatory and autoimmune diseases, diversifying Sangamo’s options and complementing current programs.
•Pfizer continues to target dosing the first patient in the Phase 3 hemophilia A gene therapy study in the second half of 2020. Details of the Phase 3 trial protocol were recently posted to clinicaltrials.gov, and Pfizer continues to recruit patients into the Phase 3 lead-in study. Pfizer and Sangamo are working together to identify an appropriate opportunity this year to provide the next clinical data update of results from the ongoing Phase 1/2 Alta Study.
•Successfully screened and enrolled the first several patients into the Phase 1/2 STAAR study evaluating ST-920 gene therapy for the treatment of Fabry disease and expect to initiate patient dosing at the earliest appropriate and safe opportunity in light of the COVID-19 pandemic.
•Appointed D. Mark McClung as Executive Vice President and Chief Business Officer leading commercial strategic planning, alliance management and corporate and business development.

First Quarter 2020 Financial Results
Cash, cash equivalents and marketable securities were $363.1 million as of March 31, 2020, compared to $384.3 million as of December 31, 2019. Since the end of the first quarter, the Company has received from Biogen $225.0 million for the issuance of Sangamo stock and a $125.0 million upfront license fee.

Consolidated net loss attributable to Sangamo for the first quarter ended March 31, 2020 was $42.9 million, or $0.37 per share, compared to a net loss of $42.2 million, or $0.41 per share, for the same period in 2019. Revenues for the first quarter ended March 31, 2020 were $13.1 million, compared to $8.1 million for the same period in 2019.

Non-GAAP operating expenses, which excludes stock-based compensation expense, were $52.0 million for the first quarter ended March 31, 2020, compared to $47.4 million for the same period in 2019. The increase in operating expenses reflects the Company’s headcount growth and facilities expansion to support the advancement of Sangamo’s therapeutic pipeline and manufacturing capabilities. These increases were partially offset by a decrease in clinical and manufacturing supply expenses.

Financial Guidance for 2020 reiterated (initially provided on February 28, 2020)
•On a GAAP basis, we continue to expect operating expenses in the range of $270 million to $285 million, including stock-based compensation expense of approximately $25 million.
•We continue to expect non-GAAP operating expenses, which excludes stock-based compensation expense, in the range of $245 million to $260 million.

Conference Call
Sangamo will host a conference call today, May 11, 2020, at 5:00 p.m. Eastern Time, which will be open to the public. The call will also be webcast live and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 6043504. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 6043504.

About Sangamo Therapeutics
Sangamo Therapeutics is committed to translating ground-breaking science into genomic medicines with the potential to transform patients’ lives using gene therapy, ex vivo gene-edited cell therapy, and in vivo genome editing and genome regulation. For more information about Sangamo, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward-looking statements include, without limitation, statements relating to the potential to develop, obtain regulatory approvals for and commercialize therapies to treat certain diseases and the timing, availability and costs of such therapies, the potential to use ZFP, CAR-Treg, iPSCs and other technologies to develop such therapies, Sangamo’s financial resources and expectations, the evolving COVID-19 pandemic and the impact of the pandemic on Sangamo’s business and operations, plans and timelines for building and opening manufacturing facilities, plans and timelines for Sangamo and our collaborators to conduct clinical trials and share clinical data, Sangamo’s 2020 financial guidance related to GAAP and non-GAAP total operating expenses and stock-based compensation and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the evolving COVID-19 pandemic and its impact on the global business environment, healthcare systems and Sangamo’s business and operations; the research and development process, including the results of clinical trials; the regulatory approval process for product candidates; the manufacturing of products and product candidates; the commercialization of approved products; the potential for technological developments that obviate technologies used by Sangamo; the potential for collaborators to breach or terminate collaboration agreements; and the potential for Sangamo to fail to realize its expected benefits of its collaborations.

There can be no assurance that Sangamo and its collaborators will be able to develop commercially viable products. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in Sangamo’s operations and business environments. These risks and uncertainties are described more fully in Sangamo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 that it intends to file shortly and Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures

To supplement Sangamo’s financial results and guidance presented in accordance with GAAP, Sangamo presents non-GAAP total operating expenses, which exclude stock-based compensation expense from GAAP total operating expenses. Sangamo believes that this non-GAAP financial measure, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Sangamo’s results from period to period and to its forward-looking guidance, and to identify operating trends in Sangamo’s business. Sangamo has excluded stock-based compensation expense because it is a non-cash expense that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Sangamo encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information, to more fully understand Sangamo’s business.

Contact
Investor Relations – Global
McDavid Stilwell
510-970-6000, x219
mstilwell@sangamo.com

Media Inquiries – Global
Aron Feingold
510-970-6000, x421
afeingold@sangamo.com

Investor Relations and Media Inquiries – European Union & United Kingdom
Caroline Courme
33 4 97 21 27 27
ccourme@sangamo.com
-more-

SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA
(unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three Months Ended March 31,
	2020	2019
Revenues	$13,076	$8,071
Operating expenses:
Research and development	41,479	34,850
General and administrative	16,119	17,118
Total operating expenses	57,598	51,968
Loss from operations	(44,522)	(43,897)
Interest and other income, net	1,548	1,694
Net loss	(42,974)	(42,203)
Net loss attributable to non-controlling interests	(61)	(53)
Net loss attributable to Sangamo Therapeutics, Inc. stockholders	$(42,913)	$(42,150)
Basic and diluted net loss per common share attributable to Sangamo Therapeutics Inc. stockholders	$(0.37)	$(0.41)
Shares used in computing basic and diluted net loss per common share attributable to Sangamo Therapeutics, Inc. stockholders	116,060	102,270

Balance Sheet Data:
	March 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$363,130	$384,306
Total assets	584,276	637,516
Total stockholders’ equity	394,415	432,739
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